Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260530

PROSPECTUS

VINTAGE WINE ESTATES, INC.

10,000,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (each a “Selling Stockholder” and collectively, the “Selling Stockholders”), or their permitted transferees, of up to 10,000,000 shares of common stock.

The Selling Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our common stock. We will bear all costs, expenses and fees in connection with the registration of our common stock. The Selling Stockholders will bear all commissions, discounts and certain other limited expenses, if any, attributable to their respective sales of our common stock.

Our registration of the securities covered by this prospectus does not necessarily mean that the Selling Stockholders will offer or sell any of the securities. The Selling Stockholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “VWE.” On October 29, 2022, the last reported sales price of our common stock on Nasdaq was $2.84 per share.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of up to 10,000,000 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the shares of common stock being offered and the terms of the offering.

We will not receive any proceeds from the sale by the Selling Stockholders of the securities offered by them described in this prospectus. A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, including the information incorporated by reference herein, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We and the Selling Stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SELECTED DEFINED TERMS

As used in this prospectus, unless otherwise noted or the context otherwise requires:

•	“BCAC” means Bespoke Capital Acquisition Corp., a British Columbia corporation and predecessor to VWE;

•	“common stock” means the common stock, no par value per share, of Vintage Wine Estates, Inc., a Nevada corporation;

•	“domestication” means the change of jurisdiction of incorporation of BCAC from the Province of British Columbia to the State of Nevada under Section 92A.270 of the NRS;

•	“Exchange Act” means the Securities Exchange Act of 1934;

•	“Legacy VWE” means Vintage Wine Estates, Inc., a California corporation;

•	“merger” means the occurrence of VWE Acquisition Sub Inc. merging with and into Legacy VWE on or prior to the Closing Date;

•	“Nasdaq” means The Nasdaq Stock Market LLC;

•	“NRS” means the Nevada Revised Statutes;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933;

•	“Sponsor” means Bespoke Sponsor Capital LP;

•	“transactions” means the domestication, the merger and the other transactions contemplated by the transaction agreement;

•	“transaction agreement” means the transaction agreement dated February 3, 2021, among BCAC, merger sub, Legacy VWE, the Sponsor, and Darrell D. Swank as the Seller Representative, as amended;

•	“VWE” means Vintage Wine Estates, Inc., a Nevada corporation (f/k/a Bespoke Capital Acquisition Corp.), and its consolidated subsidiaries; and

•

“Wasatch” refers to any or all of Wasatch Microcap Fund, Wasatch Ultra Growth Fund and Wasatch Small Cap Growth Fund, as the context may require; as disclosed elsewhere herein, the first such fund owns VWE stock and is a party to an investor rights agreement for registration rights purposes, and the last two such funds purchased shares of the Company’s common stock pursuant to the PIPE Investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein that are not statements of historical fact are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those expressed or implied by forward-looking statements.

Forward-looking statements are not assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed or implied by forward-looking statements include those discussed under the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and in our subsequent Quarterly Reports on Form 10-Q or other reports filed with the SEC from time to time.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which such statement is made. We undertake no obligation to publicly revise or update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and incorporated herein by reference. Before you decide to invest in our common stock, you should read this entire prospectus carefully, including “Risk Factors” beginning on page 4, the documents incorporated herein by reference and any applicable prospectus supplement.

Unless the context otherwise requires, references in this prospectus to the “Company,” “VWE,” “Vintage Wine Estates” “we,” “us,” “our” and similar terms refer to Vintage Wine Estates, Inc., a Nevada corporation, and its consolidated subsidiaries.

The Company

Vintage Wine Estates, Inc. is a leading vintner in the United States (“U.S.”), offering a collection of wines produced by award-winning, heritage wineries, popular lifestyle wines, innovative new wine brands, packaging concepts, as well as craft spirits. Our name brands include Layer Cake, Cameron Hughes, Clos Pegase, B.R. Cohn, Firesteed, Bar Dog, Kunde, Cherry Pie and many others. Since our founding over 20 years ago, we have grown organically through wine brand creation and through acquisitions to become the 14th largest wine producer based on cases of wine shipped in California.

Our mission is to maintain an entrepreneurial spirit, stay humble and focus on the customer. We respect the ways people buy wine – at the estate wineries, at retail, in restaurants, on the telephone, on the internet, on television and by mail.

Background

We were formed in 2019 as Bespoke Capital Acquisition Corp. (“BCAC”), a special purpose acquisition company incorporated under the laws of the Province of British Columbia. BCAC was organized for the purpose of effecting an acquisition of one or more businesses or assets by way of a merger, asset acquisition, share purchase, reorganization or other similar business combination involving BCAC.

On February 3, 2021, BCAC, VWE Acquisition Sub Inc., a wholly owned subsidiary of BCAC (“merger sub”), Vintage Wine Estates, Inc., a California corporation (“Legacy VWE”), Bespoke Sponsor Capital LP (the “Sponsor”), and Darrell D. Swank as the Seller Representative entered into a transaction agreement (as amended, the “transaction agreement”). The transactions contemplated by the transaction agreement were consummated and closed on June 7, 2021 (the “Closing Date”).

Pursuant to the transaction agreement, on or prior to the Closing Date: (1) BCAC changed its jurisdiction of incorporation from the Province of British Columbia to the State of Nevada (the “domestication”); (2) merger sub merged with and into Legacy VWE (the “merger”) with Legacy VWE surviving the merger as a wholly owned subsidiary of BCAC; and (3) BCAC changed its name to Vintage Wine Estates, Inc. The domestication, the merger and the other transactions contemplated by the transaction agreement are collectively referred to herein as the “transactions.”

On February 3, 2021, prior to the execution of the transaction agreement, Wasatch (as defined below) acquired 956,618 shares of Legacy VWE Series A stock from former Legacy VWE stockholders for an aggregate price of $28 million, which converted into shares of common stock upon closing of the transactions. In addition, on April 22, 2021, BCAC and the Selling Stockholders (collectively with Casing & Co. f/b/o Wasatch Microcap Fund, or any of them individually as the context may require, “Wasatch”) entered into subscription agreements for the sale and purchase, respectively, of 10,000,000 shares of the Company’s common stock at $10.00 per share at the closing of the transactions for an aggregate amount of $100 million (the “PIPE Investment”). Such PIPE Investment shares were issued and sold to Wasatch on the Closing Date. Immediately following the consummation of the transactions and the PIPE Investment, Wasatch beneficially owned 14,558,244 shares of common stock.

This prospectus relates to the offer and sale from time to time by the Selling Stockholders of up to 10,000,000 shares of common stock issued in the PIPE Investment.

Emerging Growth Company

VWE is an “emerging growth company” as defined in Section 2(a) of the Securities Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates, although we may decide to early adopt such new or revised accounting standards to the extent permitted by such standards.

In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act and compliance with applicable laws, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2026, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

The mailing address of VWE’s principal executive offices is 937 Tahoe Boulevard, Suite 210, Incline Village, Nevada 89451 and its telephone number is (877) 289-9463.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Stockholders of up to 10,000,000 shares of the Company’s common stock. VWE is not offering any shares for sale under the registration statement of which this prospectus is a part.

Issuer	Vintage Wine Estates, Inc.

Shares of common stock that may be offered and sold from time to time by the Selling Stockholders named herein or their permitted transferees	10,000,000

Shares of common stock outstanding (excluding shares issuable upon exercise of outstanding warrants and options)	61,691,054 (as of October 18, 2022)

Use of Proceeds	VWE will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders in this offering. See “Use of Proceeds”

Nasdaq Global Market symbol	VWE’s common stock is listed on Nasdaq under the symbol “VWE”

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risk factors incorporated by reference in this prospectus and discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of these risks actually occur, it may harm our business, financial condition, liquidity and results of operations. As a result, the trading price of our common stock could decline, and you could lose all or part of your investment.

Additionally, the risks factors incorporated by reference in this prospectus and any prospectus supplement are not the only risks that we face. Additional risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may adversely affect our business.

USE OF PROCEEDS

All of the shares of our common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 10,000,000 shares of our common stock pursuant to registration rights granted to the Selling Stockholders. The Selling Stockholders may from time to time offer and sell any or all of our common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later may come to hold any of the Selling Stockholders’ interest in our common stock other than through a public sale.

The following table sets forth and the accompanying footnotes are based primarily on information provided to us by the Selling Stockholders indicating our common stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Stockholder may have sold or transferred some or all of the common stock indicated below with respect to such Selling Stockholder and may in the future sell or transfer some or all of the common stock indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus. We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such common stock. For purposes of this table, we have assumed that the Selling Stockholder will have sold all of our common stock covered by this prospectus upon the completion of the offering. We have based percentage ownership on 61,691,054 shares of common stock outstanding as of October 18, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its, his, her or their behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
	Number	%	Number	Number	%
Wasatch Small Cap Growth Fund(1)	5,500,000	9.0%	5,500,000	—	—
Wasatch Ultra Growth Fund(2)	4,500,000	7.4%	4,500,000	—	—

(1)

Consists of 5,500,000 shares of common stock held by Wasatch Small Cap Growth Fund. JB Taylor, Ken Korngiebel & Ryan Snow have voting and investment power with respect to the shares owned by Wasatch Small Cap Growth Fund. The address for the beneficial owners is 505 Wakara Way, 3rd Floor, Salt Lake City, Utah 84108.

(2)

Consists of 4,500,000 shares of common stock held Wasatch Ultra Growth Fund. John Malooly has voting and investment power with respect to the shares owned by Wasatch Ultra Growth Fund. The address for the beneficial owners is 505 Wakara Way, 3rd Floor, Salt Lake City, Utah 84108.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Stockholders of up to 10,000,000 shares of common stock, no par value per share. We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders.

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in underwritten transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distribution to members, limited partners or stockholders of Selling Stockholders;

•	“at the market” or through market makers or into an existing market for the shares;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, provided that the Selling Stockholders meet the criteria and conform to the requirements of that rule, or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with applicable FINRA rules.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incident to the registration of the shares of common stock to be offered and sold pursuant to this prospectus by the Selling Stockholders. The Company has also agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or the Exchange Act. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of securities. Additionally, in certain underwritten offerings, the Selling Stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares of common stock each is selling in such offering.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The consolidated financial statements of Vintage Wine Estates, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K as of and for the fiscal year ended June 30, 2022 have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Vintage Wine Estates, Inc. as of June 30, 2021, and for the year then ended, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended June 30, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Parsons Behle & Latimer has passed upon certain legal matters for us in connection with the securities offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, including us, that file electronically with the SEC.

Additionally, we make available, free of charge, on our website at ir.vintagewineestates.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed or furnished with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or accessible through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The registration statement of which this prospectus is a part incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below, and any future documents that we file with the SEC (excluding any documents or portions thereof that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on and after the date hereof:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed on September 13, 2022 (our “2022 Annual Report”);

•	our Current Report on Form 8-K filed with the SEC on September 13, 2022; and

•

the description of our common stock contained in our Form 8-A/A filed on June 7, 2021, as amended by the description of our common stock contained in Exhibit 4.4 to our 2022 Annual Report, and as amended by any subsequent amendment or report filed for the purpose of updating such description.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at ir.vintagewineestates.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference therein, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Vintage Wine Estates, Inc.

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

Attention: Corporate Secretary

Telephone: (877) 289-9463

Vintage Wine Estates, Inc.

Secondary Offering of

10,000,000 Shares of Common Stock

PROSPECTUS

October 31, 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.